Exhibit 21 - Subsidiaries of the Registrant




Wholly-Owned Subsidiaries                       State of Incorporation/Formation
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First National Bank of Muscatine                              Iowa
First National Bank in Fairfield                              Iowa
Iowa First Capital Trust I                                   Delaware


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